Exhibit 99.1

Company and Investor Relations Contact:
Mr. Guohong Zhao
Chief Executive Officer
THT Heat Transfer Technology Co., Ltd.
Tel: +86-434-3265241
Email: zhaoguohong@tht.cn

FOR IMMEDIATE RELEASE

Megaway International Holdings Limited
Completes Reverse Merger to Go Public in the U.S.

SIPING, China, June 30 – BTHC VIII, Inc. (the "Company") (OTC Bulletin Board: BVNC.OB) announced that it has successfully closed a share exchange transaction with the shareholder of Megaway International Holdings Limited, a British Virgin Islands corporation ("Megaway"). The Company will operate through its consolidated indirect Chinese subsidiaries to execute the current business plan of those subsidiaries.

In the share exchange transaction, Megaway's shareholder was issued 14,800,000 shares of the Company's Common Stock, representing approximately 92.5% of the total issued and outstanding capital stock of the Company, in exchange for 100% of the issued and outstanding shares of Megaway.

As a result of the share exchange transaction, Megaway has become a wholly-owned subsidiary of the Company. Mr. Guohong Zhao was appointed to the Board of Directors of the Company and the Company's executive officers were replaced by the executive officers of Megaway and its subsidiaries upon the closing of the share exchange. The Company plans to amend its Articles of Incorporation to change the name of the Company to THT Heat Transfer Technology Co., Ltd.

"We are delighted to have successfully closed the going public transaction," said Guohong Zhao, the new Chairman of the Company. "Our Company has continued to grow, despite the current global economic environment, and we are confident that we will weather the crisis. We expect that the Over-the-Counter Bulletin Board will provide the Company with a good trading platform that will eventually lead to our upgrade to a national exchange."

The Company is a leading total solution provider of heat exchangers in China. A heat exchanger is a device built for efficient heat transfer from one medium to another, whether the media are separated by a solid wall so that they never mix, or the media are in direct contact. Through its Chinese operating subsidiary, Siping Juyuan, the Company designs, manufactures and sell splate heat exchangers, shell-and-tube heat exchangers, heat exchanger units and other heat exchanger products with total heat exchange solution. Its customers are widely dispersed throughout various industries, including metallurgy, heat and power, petrochemical, food and beverage, pharmaceutical and shipbuilding.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of Henry County Plywood Corporation, and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the ability of the Company to grow, despite the current global economic environment; the Company's ability to upgrade to a national exchange; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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